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                                                                    Exhibit 23A


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the incorporation by reference in Registration Statements No. 33-35815, No. 33-35816, No. 33-35817, and No. 33-42452 of Liqui-Box Corporation
on Form S-8 of our report dated March 11, 1997 incorporated by reference in this Annual Report on Form 10-K of Liqui-Box Corporation for the year ended December 28, 1996.

Our audits of the financial statements referred to in our aforementioned report also included the 1996 and 1995 financial statement schedules of Liqui-Box Corporation, listed in Item 14(a). This financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such 1996 and 1995 financial statement schedules, when considered in relation to the basic 1996 financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio
March 26, 1997












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